EXHIBIT 1.1



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                                                                   Exhibit 1.1

                                                             EXECUTION VERSION


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   Depositor

         Commercial Mortgage Pass-Through Certificates, Series 2004-C1

                            UNDERWRITING AGREEMENT
                            ----------------------


                               February 26, 2004


CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue
New York, New York  10010

PNC CAPITAL MARKETS, INC.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

MCDONALD INVESTMENTS INC.
800 Superior Avenue
Cleveland, Ohio 44114

WAMU CAPITAL CORP.
1201 3rd Avenue, WMT 0626
Seattle, Washington  98101

LEHMAN BROTHERS INC.
399 Park Avenue, 8th Floor
New York, New York 10022


Ladies and Gentlemen:

     1. Introductory. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), proposes to form one or more real estate mortgage investment conduits (the "Trust"), which will issue securities entitled Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (such series of securities, the "Series 2004-C1 Securities"). The Depositor further proposes, subject to the terms and conditions stated in this underwriting agreement (this "Agreement"), to sell to you, as underwriters (the "Underwriters" and, individually, an "Underwriter"), those classes of the Series 2004-C1 Securities as are identified on Schedule I hereto (the classes of securities identified on Schedule I hereto, collectively, the "Certificates"). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in the Trust. The terms on which the Trust will issue the Certificates will be specified in the Prospectus (as defined herein). The property of the Trust will consist of a pool of 262 fixed rate mortgage loans, secured by 283 multifamily and commercial properties (collectively, the "Mortgage Loans") that will be purchased by the


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Depositor from Column Financial, Inc. (the "Column Mortgage Loan Seller"), PNC
Bank, National Association (the "PNC Bank Mortgage Loan Seller"), KeyBank National Association (the "KeyBank Mortgage Loan Seller") and NCB, FSB (the "NCB Mortgage Loan Seller" and together with the Column Mortgage Loan Seller, the PNC Bank Mortgage Loan Seller and the KeyBank Mortgage Loan Seller, the "Mortgage Loan Sellers"), pursuant to those certain Mortgage Loan Purchase Agreements, each dated as of February 26, 2004 (the "Mortgage Loan Purchase Agreements"), and will (except in two cases) be serviced by Midland Loan Services, Inc., KeyCorp Real Estate Capital Markets, Inc. and NCB, FSB as master servicers (collectively, the "Master Servicers"), and Lennar Partners, Inc. and National Consumer Cooperative Bank as special servicer (together, the "Special Servicers"), pursuant to that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, by and among the Depositor, the Master Servicers, the Special Servicers and Wells Fargo Bank, N.A., as trustee (the "Trustee") and custodian, and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, and the Certificates will be issued pursuant to the Pooling and Servicing Agreement.

     The offering of the Certificates made pursuant to the Registration Statement (as defined below) will be made through you as underwriters.
Schedule I shall specify the principal or notional balance of each class of the Certificates to be issued and any terms thereof not otherwise specified in the Pooling and Servicing Agreement, the classes of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, the aggregate amount of Certificates to be purchased by you and the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined. The offering of the Certificates will be governed by this Agreement.

     2. Representations and Warranties of the Depositor.

     The Depositor represents and warrants to you as of the date hereof as follows:

     (a) a registration statement on Form S-3, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), in the form heretofore delivered to you, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective; such registration statement, as amended (excluding any related Computational Materials and ABS Term Sheets (each as defined in Section 8(a) below) previously filed or to be filed and any Computational Materials and ABS Term Sheets relating to securities other than the Certificates), and the prospectus relating to the sale of the Certificates offered thereby by the Depositor and constituting a part of such registration statement, as such prospectus is from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Base Prospectus"; the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall have been reasonably disapproved by you promptly after reasonable notice thereof;


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     (b) there is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Depositor is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

     (c) the Registration Statement (i) on its effective date and on the date of the then most recently filed Prospectus Supplement conformed in all respects to the requirements of the Act and the Rules and Regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date hereof will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Base Prospectus, the preliminary prospectus supplement, as amended or supplemented (including any computer diskettes delivered as part of such preliminary prospectus supplement) (the "Preliminary Prospectus Supplement") and the prospectus supplement, as amended or supplemented (including any computer diskettes delivered as part of such prospectus supplement) (the "Prospectus Supplement"), to the Base Prospectus prepared pursuant to Section 5(a) below (the Prospectus Supplement, together with the Base Prospectus, the "Prospectus"), on the date hereof and on the Specified Delivery Date will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either the Registration Statement or the Prospectus to the extent based upon and in conformity with (A) written information furnished to the Depositor by any Underwriter specifically for use therein, and (B) the Mortgage Loan Seller's Information (collectively as defined in each of the Indemnification Agreements (as defined herein)); provided, further, that the Depositor makes no representations and warranties as to the information contained in or omitted from any Current Report (as defined in Section 8(a) below), or in any amendment or supplement thereto, incorporated by reference in the Registration Statement or the Prospectus;

     (d) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

     (e) the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates conform, or will conform as of the Specified Delivery Date (as defined herein), to the description thereof contained in the Registration Statement and the Prospectus;


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and the Certificates, on the date hereof, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Depositor or the Trustee, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Pooling and Servicing Agreement;

     (f) the Depositor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material and adverse to the Depositor or which violation or default would have a material adverse effect on the performance by the Depositor of its obligations under this Agreement, the Pooling and Servicing Agreement, the Certificates or any of the Mortgage Loan Purchase Agreements; there are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability against the Depositor of, this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Prospectus;

     (g) there has not been any material adverse change in the business operations, financial condition, properties or assets of the Depositor since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements;

     (h) there are no contracts, indentures or other documents of a character required by the Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

     (i) the Depositor possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor;

     (j) the issue and sale of the Certificates and the compliance by the Depositor with all of the provisions of the Certificates, this Agreement and the Pooling and Servicing Agreement, and the execution and delivery by the Depositor of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on


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the part of the Depositor; and neither the execution and delivery by the
Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound or
(D) except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument;

     (k) this Agreement has been duly authorized, executed and delivered by the Depositor;

     (l) on the Specified Delivery Date, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Depositor and will be valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

     (m) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

     (n) at the Specified Delivery Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus Supplement;

     (o) neither the Depositor nor the Trust Fund is, and neither the sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Depositor or the Trust Fund to be an "investment company" or under the control of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

     (p) at the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor (A) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") granted by or imposed upon the Depositor, (B) will not have


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assigned to any person any of its right, title or interest in the Mortgage
Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor;

     (q) under generally accepted accounting principles and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters. The Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor;

     (r) at the Specified Delivery Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in
Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto; and

     (s) any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Specified Delivery Date.

     3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates will be made at such place and at such time as shall be specified in Schedule I or at such other time thereafter as set forth in
Schedule I or as you and the Depositor shall agree upon, each such time being hereinafter referred to as a "Specified Delivery Date." Delivery of such Certificates shall be made by the Depositor to the Underwriters against payment of the purchase price specified in Schedule I in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you. Unless otherwise provided for, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at the office of Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010 (or at some other location specified by the Underwriters at least 48 hours prior to delivery), at least 24 hours prior to the Specified Delivery Date.


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     4. Offering by Underwriters.

     (a) It is understood that the Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

     (b) Each Underwriter represents, warrants and agrees that: (i) it has not sold or offered the Certificates in the United Kingdom, and it has not delivered or communicated the Prospectus or any other invitation or inducement to buy or participate in the Certificates in the United Kingdom, except to persons who (A) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2001 (the "FP order") or (B) fall within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the CIS Order and Article 49(2)(a) though (d) of the FP Order; and (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

     5. Covenants of the Depositor. The Depositor covenants and agrees with you that:

     (a) the Depositor has prepared and/or shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor shall not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it has first delivered copies of such amendments or supplements to you and given you a reasonable opportunity to review the same or if you have reasonably objected thereto promptly after receipt thereof; the Depositor shall immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has been filed or has become or will become effective or any supplement to the Prospectus or any amended Prospectus, in each case relating to the Certificates specified in
Schedule I has been filed and will furnish you with copies thereof, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Certificates and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Depositor is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriters' compliance with their obligations set forth in Section 8 below and receipt by the Depositor of a letter from Ernst & Young, LLP satisfactory in form and substance to the Depositor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a


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result of which they have determined that the information included in the
Computational Materials and ABS Term Sheets provided by the Underwriters to the Depositor for filing on Form 8-K pursuant to Section 8 and this subsection
(a), and that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor to be material, the Depositor shall file with the Commission a Current Report on Form 8-K including any Computational Materials and ABS Term Sheets provided to it by any Underwriter pursuant to Section 8 below not later than the date on which such Current Report is required to be filed with the Commission;

     (b) if, at any time when the Prospectus is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

     (c) the Depositor shall make generally available to the holders of the Certificates (the "Certificateholders"), in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust's fiscal quarter next following the date hereof which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Certificates. The Depositor shall cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

     (d) the Depositor shall furnish to you copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as you reasonably request as long as the Depositor is required to deliver the Prospectus under the Act in connection with the sale of the Certificates; provided that any such documents requested by you on a date that is more than nine (9) months after the Closing Date shall be provided at your expense;

     (e) the Depositor shall arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and shall continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

     (f) the Depositor shall, while the Certificates are outstanding;


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          (i) furnish to you, within 90 days after the close of each fiscal year, appropriate annual financial statements of the Trust, certified by a nationally recognized firm of independent public accountants, in such form as to disclose its financial condition at the end of, and the results of its operations for, such fiscal year;

          (ii) furnish to you, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the Pooling and Servicing Agreement; and

          (iii) furnish to you such other information with respect to the Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates; and

     (g) as between itself and the Underwriters, the Depositor will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services ("S&P" and together with Moody's, the "Rating Agencies") for rating the Certificates, (iii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates, and (iv) all other costs and expenses incidental to the performance by the Depositor of its obligations hereunder that are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this subsection (g) and in
Section 10 below, each Underwriter will pay all of its own expenses including all out-of-pocket and/or internally allocated costs and expenses incurred by them in connection with the transaction herein contemplated, including, without limitation, fees and expenses of their counsel, any transfer taxes on the Certificates and the expenses of any advertising of the offering of the Certificates made by the Underwriters; and

     (h) during the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Depositor shall file, or cause the Trustee to file on behalf of the Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof and the Specified Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

     (a) you shall have received a letter from Ernst & Young LLP dated the date hereof and, if requested by you, dated the Specified Delivery Date, each in the forms heretofore agreed to;


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     (b) all actions required to be taken and all filings required to be made by the Depositor under the Act prior to the Specified Delivery Date shall have been duly taken or made; and prior to the Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

     (c) unless otherwise specified in Schedule I, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in Schedule I, and shall not have been lowered or placed on any credit watch with a negative implication for downgrade;

     (d) you shall have received opinions of Sidley Austin Brown & Wood LLP special counsel to the Depositor and Credit Suisse First Boston LLC, dated the Specified Delivery Date, in substantially in the form agreed to on or prior to such date;

     (e) you shall have received an opinion of special counsel to each Mortgage Loan Seller, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

     (f) you shall have received an opinion of counsel to the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date, which shall also be addressed to the Rating Agencies, the Depositor and the Trustee or shall be accompanied by a reliance letter addressed to such parties;

     (g) you shall have received an opinion of counsel of each Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

     (h) you shall have received an opinion of counsel of each Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

     (i) you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to the Rating Agencies, to the effect that you may rely upon their opinion to such Rating Agencies, as if such opinion were rendered to you, or such opinions shall be addressed to you;

     (j) you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

     (k) you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

     (l) you shall have received a certificate of the Master Servicer, signed by one or more duly authorized officers of the Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

     (m) you shall have received a certificate of the Special Servicer, signed by one or more duly authorized officers of the Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

     (n) the Mortgage Loan Sellers shall have sold the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreements; and

     (o) you shall have received such other documents, certificates, letters and opinions as you may reasonably request.

     7. Indemnification.

     (a) The Depositor shall indemnify and hold harmless each Underwriter, each of its officers and each of its directors and each person, if any, that controls any Underwriter within the meaning of the Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such Underwriter or such officer, director or controlling person may become subject under the Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus Supplement, the Prospectus Supplement or the Base Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability (x) arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any such documents in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of an Underwriter specifically for use therein (the "Underwriters' Information"), (y) is indemnified for by any of (i) the Column Mortgage Loan Seller pursuant to the Indemnification Agreement, dated February 26, 2004, between the Column Mortgage Loan Seller, the Depositor, CSFB LLC, in its capacity as purchaser of those classes of Series 2004-C1 Securities being privately offered (in such capacity, the "Initial Purchaser"), and the Underwriters, (ii) the PNC Bank Mortgage Loan Seller pursuant to the Indemnification Agreement, dated February 26, 2004, between the PNC Bank Mortgage Loan Seller, the Depositor, the Initial Purchaser and the Underwriters, (iii) the KeyBank Mortgage Loan Seller pursuant to either of those two Indemnification Agreements, each dated February 26, 2004, and each between the KeyBank Mortgage Loan Seller, the Depositor, the Initial Purchaser and the Underwriters, or (iv) the NCB Mortgage Loan Seller pursuant to the Indemnification Agreement, dated February 26, 2004, between the NCB Mortgage Loan Seller, the Depositor, the Initial Purchaser and the Underwriters (the indemnification agreements identified in the preceding clauses (i), (ii), (iii) and (iv), collectively, the "Indemnification Agreements"), or (z) is caused by any untrue statement or alleged untrue statement contained in, or any omission or alleged omission from, any Computational Materials or ABS Term Sheets (when read together with the Prospectus) so long as such untrue statement or alleged untrue statement contained in, or any omission or alleged omission from, any Computational Materials or ABS Term Sheets is not also contained in the Prospectus; provided, further, that the indemnity with respect to the Prospectus shall not inure to the benefit of the Underwriters if information that corrected any untrue statement or omission of a material fact contained in or excluded from the Preliminary Prospectus Supplement or the Base Prospectus delivered therewith was furnished to the Underwriters prior to the Closing Date and the person asserting any such loss, claim, damage or liability did not receive a copy of a final Prospectus (or, any supplement thereto) that corrected such untrue statement or omission of a material fact contained in the Preliminary Prospectus Supplement or the Base Prospectus delivered therewith at or prior to the confirmation of the sale of the Certificates, if delivery of a prospectus relating to the Certificates was required to be delivered by such Underwriters under the Act. The Depositor acknowledges that the following statements constitute the only Underwriters' Information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus: the first sentence of the sixth paragraph on the cover of the Prospectus; the sub-heading "Summary of Prospectus Supplement--Relevant Parties/Entities--Underwriters"; and the first sentence of the fourth paragraph, and the second sentence of the fifth paragraph under the heading "Underwriting" in the Prospectus. This indemnity agreement shall be in addition to any liability which the Depositor may otherwise have.

     (b) Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Depositor, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of clauses (i) and (ii) to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriters' Information or (iii)(A) any untrue statement or alleged untrue statement of any material fact contained in the Computational Materials or ABS Term Sheets that such Underwriter prepared or (B) the omission or the alleged omission to state a material fact in the Computational Materials or ABS Term Sheets (when read together with the Prospectus) required to be stated therein or necessary to make the statements therein not misleading, other than, in the case of clauses (iii)(A) and (iii)(B), any untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) resulting from information regarding Mortgage Loans provided by a Mortgage Loan Seller and used for purposes of preparing the Computational Materials or ABS Term Sheets or any other errors in such Computational Materials or ABS Term Sheets to the extent such error resulted from such information. Notwithstanding the foregoing, the indemnity provided in clause
(iii) in the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Prospectus Supplement. This indemnity agreement shall be in addition to any liability that such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 7(a) and
(b), except to the extent that such omission to notify materially prejudices the indemnifying party or relieve it from any liability that it may have other than under this Agreement. In case any such action is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein (at its own expense), and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

     (d) If recovery is not available under the foregoing indemnification provisions of this Section 7 or is insufficient in respect of any liabilities referred to therein (on grounds of public policy or otherwise), the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Depositor on the one hand and each Underwriter on the other from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each). In the event contribution according to the foregoing sentence is not permitted by law, in determining the amount of contribution to which the respective parties are entitled, there shall be considered not only the relative benefits received by the Depositor on the one hand and such Underwriter on the other from the offering of the Certificates but also the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, any Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter, and (iii) acceptance of and payment for any of the Certificates.

     (g) The obligations of the Depositor under this Section 7 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and to each person, if any, who controls the Depositor within the meaning of the Act or Exchange Act.

     (h) Each Underwriter will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriters within the meaning of either the Act or the Exchange Act (the "Non-Indemnifying Underwriters") from and against any and all expenses, losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriters becomes subject under the Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of material fact contained in any Computational Materials, ABS Term Sheets or other written materials developed by, mailed or otherwise transmitted by such indemnifying Underwriter, or any member of its selling group, in connection with the Certificates or in any revision or amendment thereof or supplement thereto, other than any untrue statement (including any of a quantitative nature) resulting from information regarding the Mortgage Loans provided by the Mortgage Loan Sellers and used for purposes of preparing such computational or other written materials or any other errors reflected in such materials to the extent such error resulted from such information. This agreement will be in addition to any liability that any Underwriter may otherwise have.

     8. Computational Materials.

     (a) The Underwriters agree to provide to the Depositor not later than 10:30 a.m., New York time, on the Business Day before the date on which a Current Report on Form 8-K is required to be filed by the Depositor with the Commission pursuant to the No-Action Letters (as defined below) (each, a "Current Report") five complete copies of all materials that have been provided by the Underwriters to prospective investors in the Certificates and that constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 and issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together with the Kidder Letters, the "No-Action Letters"), and the Underwriters acknowledge that the filing of such materials is a condition of relief granted in such letter (such materials, the "Computational Materials" and the "ABS Term Sheets," respectively); provided, however, that any ABS Term Sheets are subject to the review and approval of the Depositor prior to their distribution to any prospective investors, and a copy of all such ABS Term Sheets and Computational Materials as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Depositor simultaneously with delivery thereof to prospective investors. Each delivery of Computational Materials and ABS Term Sheets to the Depositor pursuant to this Section 8(a) shall be effected by delivering four copies of such materials to counsel for the Depositor on behalf of the

Depositor and one copy of such materials to the Depositor. Neither Underwriter shall provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Depositor pursuant to this subsection (a) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this subsection (a)) for filing pursuant to Section 5(a), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

     (b) As of the date of this Agreement and as of the Specified Delivery Date, each of the Underwriters represents and warrants to, and agrees with, the Depositor and with each other Underwriter that: (i) the Computational Materials and ABS Term Sheets furnished to the Depositor pursuant to Section 8(a) above, if any, constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter that is required to be filed with the Commission with respect to the Certificates in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which such Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Depositor pursuant to Section 8(a) above and on such Specified Delivery Date, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in the Mortgage Loan Seller's Information; (iii) such Underwriter will not represent to potential investors that any Computational Materials and ABS Term Sheets were prepared or disseminated by the Depositor; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) shall bear a legend substantially in the form of Exhibit A. Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials and ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based), if any, included or will include any inaccurate statement resulting directly from any error contained in the Mortgage Loan Seller's Information.

     (c) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. In the event that any Computational Materials and ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect or that differ from the final Mortgage Loans or the Mortgage Loan Seller's Information in any material respect or were based on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Mortgage Loan Seller's Information and structuring assumptions, shall circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriters they would purchase all or any portion of the Certificates, and shall include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Depositor pursuant to
Section 8(a) above.

     (d) If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Depositor or the related Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Depositor for filing with the Commission in a subsequent Form 8-K submission (subject to the Depositor's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the related Mortgage Loan Seller). As of the date that any Underwriter disseminates any Computational Materials or ABS Term Sheets, such Underwriter shall not have any knowledge or reason to believe that such Computational Materials or ABS Term Sheets contained any material error or omission and each Underwriter agrees to promptly notify the Depositor of any such material error or omission of which such Underwriter becomes aware. Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Mortgage Loan Seller's Information.

     (e) Each Underwriter shall be deemed to have represented, as of the Specified Delivery Date, that, except for Computational Materials and ABS Term Sheets provided to the Depositor pursuant to subsection (a) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and each Underwriter shall separately provide the Depositor with a certification to that effect on the Specified Delivery Date.

     (f) In the event of any delay in the delivery by either Underwriter to the Depositor of Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (a) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(a), the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Specified Delivery Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5(a) to file the Computational Materials and ABS Term Sheets by the time specified therein.

     (g) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in clauses (c), (d) and (f) above have been satisfied with respect thereto.

     9. Default of Underwriters. If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates to be purchased hereunder, Credit Suisse First Boston LLC may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase hereunder. If any Underwriter so defaults and the aggregate principal amount of Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Certificates to be purchased hereunder and arrangements satisfactory to Credit Suisse First Boston LLC ("CSFB LLC") and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Termination of the Obligations of the Underwriters. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Depositor at any time at or prior to the Specified Delivery Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

     (b) The obligations of the Underwriters to purchase on the Specified Delivery Date the Certificates described in Schedule I shall be terminable by CSFB LLC if at any time on or prior to the Specified Delivery Date (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust which, in the judgment of a majority in interest of the Underwriters (based on Underwriting obligations) including CSFB LLC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 43 6(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including CSFB LLC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any Certificates on any relevant exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by any Federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CSFB LLC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of any payment for the Certificates.

     (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of such Underwriters, the Depositor or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment of the related Certificates.

     If this Agreement is terminated pursuant to Section 10 above or if for any reason the purchase by the Underwriters of the Certificates described in
Schedule I is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g) above, and the obligations of the Depositor and such Underwriters pursuant to Section 7 above shall remain in effect.

     12. Obligations of Column Financial, Inc. Column Financial, Inc. agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters against any failure by the Depositor to perform its obligations to the Underwriters and their officers, directors and control persons pursuant to Section 7(a) hereof.

     13. Notices. All communications hereunder shall be in writing and, if sent to Credit Suisse First Boston LLC, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Legal Compliance Department, Telecopy No.: (212) 325-8162; if sent to WaMu Capital Corp., shall be mailed, delivered or telecopied to it at WaMu Capital Corp., 1201 Third Avenue, WMT 0626, Seattle, WA 98101, Attention:
Compliance, Telecopy No. (206) 554-2555, with a copy to Richard Careaga, Esq. Legal Department, Telecopy No. (206) 377-6244; if sent to PNC Capital Markets, Inc., shall be mailed, delivered or telecopied to it at PNC Capital Markets, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222,
Attention: Marc McAndrew, Telecopy No.: (412) 762-2760, with a copy to Leonard Ferleger, Telecopy No.: (412) 705-2148; if sent to McDonald Investments, Inc., shall be mailed, delivered or telecopied to it at McDonald Investments Inc., 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Joe Chinnici, Telecopy No.: (216) 443-3801; if sent to Lehman Brothers Inc., shall be mailed, delivered or telecopied to it at Lehman Brothers Inc., 399 Park Avenue, 8th floor, New York, NY 10022, Attention: David Nass, Telecopy No.: (646) 758-5376, with a copy to Scott Lechner, Telecopy No.: (646) 758-4203; or if sent to the Depositor, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Legal Compliance Department, Telecopy No.: (212) 325-8282; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

     14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder. No purchaser of any Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.



                    [SIGNATURES COMMENCE ON FOLLOWING PAGE]

                                    Very truly yours,



                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                         SECURITIES CORP.,
                                         as Depositor


                                    By:/s/ Jeffrey Altabef
                                       --------------------------------
                                       Name: Jeffrey Altabef
                                       Title: Vice President



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC,
     as Underwriter



By:/s/ Jeffrey Altabef
   --------------------------------
   Name: Jeffrey Altabef
   Title: Managing Director


PNC CAPITAL MARKETS, INC.,
     as Underwriter


By:/s/ Marc McAndrew
   --------------------------------
   Name: Marc McAndrew
   Title: Managing Director


MCDONALD INVESTMENTS INC.,
    as Underwriter


By:/s/ J.A. Chinnici III
   --------------------------------
   Name: J.A. Chinnici III
   Title: Managing Director




                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

WAMU CAPITAL CORP.,
    as Underwriter



By:/s/ Maurean Shafer
   --------------------------------
   Name: Maurean Shafer
   Title: COO


LEHMAN BROTHERS INC.
    as Underwriter



By:/s/ Justin E. Driscoll
   --------------------------------
   Name: Justin E. Driscoll
   Title: Vice President


Acknowledged and agreed solely as to Section 12:


COLUMN FINANCIAL, INC.



By:/s/ Priscilla Horning
   --------------------------------
   Name: Priscilla Horning
   Title: Vice President

                                  SCHEDULE I
                                  ----------


Prospectus: Prospectus Supplement dated February 26, 2004 and Base Prospectus dated February 26, 2004 (Registration Statement No.:333-97955)

Aggregate Principal Amount of Offered Certificates: $1,449,059,000
(approximate)


                                                                              Amounts of                      Price
                                                                             Certificates                 (Expressed as
Underwriter                                                                to be Purchased            a Percentage of Par)*
--------------------------------------                                --------------------------    --------------------------

1.     Credit Suisse First Boston LLC                 Class A-1         $           84,226,000                100.00%
                                                      Class A-2         $          260,312,000                100.50%
                                                      Class A-3         $          156,544,000                100.50%
                                                      Class A-4         $          885,151,000                100.50%
                                                       Class B          $           44,586,000                100.50%
                                                       Class C          $           18,240,000                100.50%

2.     PNC Capital Markets, Inc.                      Class A-1         $               0                       N/A
                                                      Class A-2         $               0                       N/A
                                                      Class A-3         $               0                       N/A
                                                      Class A-4         $               0                       N/A
                                                       Class B          $               0                       N/A
                                                       Class C          $               0                       N/A

3.     McDonald Investments Inc.                      Class A-1         $               0                       N/A
                                                      Class A-2         $               0                       N/A
                                                      Class A-3         $               0                       N/A
                                                      Class A-4         $               0                       N/A
                                                       Class B          $               0                       N/A
                                                       Class C          $               0                       N/A

4.     WaMu Capital Corp.                             Class A-1         $               0                       N/A
                                                      Class A-2         $               0                       N/A
                                                      Class A-3         $               0                       N/A
                                                      Class A-4         $               0                       N/A
                                                       Class B          $               0                       N/A
                                                       Class C          $               0                       N/A

5.     Lehman Brothers Inc.                           Class A-1         $               0                       N/A
                                                      Class A-2         $               0                       N/A
                                                      Class A-3         $               0                       N/A
                                                      Class A-4         $               0                       N/A
                                                       Class B          $               0                       N/A
                                                       Class C          $               0                       N/A


--------------------

* Exclusive of accrued interest. The price of each class of Certificates shall include interest at the related initial pass-through rate from and including March 1, 2004 to, but not including, the Closing Date.

Ratings (Moody's/S&P):
---------------------

         Class A-1                   Aaa/AAA
         Class A-2                   Aaa/AAA
         Class A-3                   Aaa/AAA
         Class A-4                   Aaa/AAA
         Class B                     Aa2/AA
         Class C                     Aa3/AA-

Initial Pass-Through Rates:
--------------------------

         Class A-1                             2.2540%
         Class A-2                             3.5160%
         Class A-3                             4.3210%
         Class A-4                             4.7500%
         Class B                               4.8550%
         Class C                               4.8870%

                                                                     EXHIBIT A
                                                                     ---------

             Form of Computational Material/ABS Term Sheet Legend

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, PNC Capital Markets, Inc., McDonald Investments Inc., WaMu Capital Corp. and Lehman Brothers Inc. (collectively the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.


                                     A-1